UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 6, 2010

THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Oregon	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)
One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035
(Address of principal executive offices)      (Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
The Greenbrier Companies, Inc. (the Company) is filing this Current Report on Form 8-K (the 8-K) to update certain financial information in the Company’s Annual Report on Form 10-K for the year ended August 31, 2009, filed on November 12, 2009 (the 10-K), to reflect the retrospective adoption of Accounting Standards Codification (ASC) 470 — 20 Debt — Debt with Conversion and other Options and ASC 810-10-65 Consolidation — Transition related to SFAS No. 160 Non-Controlling Interests in Consolidated Financial Statements — an amendment to ARB No. 51. ASC 470-20 which requires that issuers of such instruments separately account for the liability and equity components in a manner that will reflect the entity’s nonconvertible debt borrowing rate when interest cost is recognized in subsequent periods. The adoption of ASC 470-20 affected the accounting for the Company’s $100.0 million of outstanding convertible senior notes with a coupon rate of 2 3/8%. In accordance with ASC 470-20, the Company separately accounts for the liability and equity components in a manner that reflects the entity’s non convertible debt borrowing rate. The liability component is recognized as the fair value of a similar instrument that does not have a conversion feature at issuance. The equity component, which is the conversion feature at issuance, is recognized as the difference between the proceeds from the issuance of the notes and the fair value of the liability component. The Company recognized an effective interest rate of 7 3/4% on the carrying value of the debt. ASC 810-10-65 establishes reporting standards for non-controlling interests in subsidiaries and changes the presentation of non-controlling interests in the financial statements. ASC 470-20 and ASC 810-10-65 both require retrospective application and early adoption was not permitted. The retrospective application of ASC 470-20 and ASC 810-10-65 affects the Company’s financial information for the years 2007, 2008 and 2009 as reflected in Exhibit 99.1 to this 8-K. The information in Exhibit 99.1 supersedes in its entirety the financial information contained in the affected sections of the 10-K.
The following components of the 10-K are being adjusted retrospectively to reflect the adoption of ASC 470-20 and are included as an exhibit to this 8-K and incorporated herein by reference:

•	Item 6- Selected Financial Data;

•	Item 7- Management’s Discussion and Analysis of Financial Condition and Results of Operations;

•	Item 7a- Quantitative and Qualitative Disclosures about Market Risk; and

•	Item 8- Financial Statements and Supplementary Data.
Only the components identified above are being revised by this 8-K. Information in the 10-K is generally stated as of August 31, 2009 and this 8-K does not update the disclosure in the 10-K that may have been affected by subsequent events. Consequently, this 8-K should be read in conjunction with the 10-K and the Company’s subsequent filings with the Securities and Exchange Commission (the SEC), including, but not limited to, the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended November 30, 2009 and February 28, 2010, filed with the SEC on January 8, 2010 and April 6, 2010, respectively (collectively, the 10-Qs) and the Company’s Periodic Reports on Form 8-K as filed with the SEC from time to time. Such subsequent filings contain important information about events and developments regarding the Company that have occurred since the filing of the 10-K. The Company has previously adjusted the unaudited interim condensed consolidated financial statements for periods covered by the 10-Qs to reflect the retrospective application of ASC 470-20 and ASC 810-10-65.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:
23.1 Consent of Deloitte & Touche LLP, independent registered public accounting firm
99.1 As adjusted Part II, Item 6 — Selected Financial Data; As adjusted Part II, Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations; As adjusted Part II, Item 7a — Quantitative and Qualitative Disclosure about Market Risk; As adjusted Part II, Item 8 — Financial Statements and Supplementary Data

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
Date: April 6, 2010	By:	/s/ Mark J. Rittenbaum
Mark J. Rittenbaum
Executive Vice President and Chief Financial Officer (Principal Financial Officer)